                                                                   EXHIBIT 10.29

                          [LEHMAN BROTHERS LETTERHEAD]

Date:      March 14, 2001

To:        Maguire Partners-Plaza Las Fuentes, LLC
           c/o Maguire Partners
           355 South Grand Avenue
           Suite 4500
           Los Angeles, CA 90071
           Attention: Mark Lammas
           Telephone: 213-613-4598
           Facsimile: 213-687-4753

CC:        Chatham Financial Corp.
           Attention: Scott Klein
           Telephone: 610-925-3120
           Facsimile: 610-925-3125

From:      Lehman Brothers Derivative Products Inc.
           1 World Financial Center
           New York, NY 10281

           Lorna Brown (Documentation Contact)
           Telephone:  646-836-2008
           Telecopier: 646-836-0634

SUBJECT: CAP TRANSACTION (158758/158645/259663D)

The purpose of this communication is to set forth the terms and conditions of the cap transaction entered into on the Trade Date referred to below (the "Cap Transaction"), between Lehman Brothers Derivative Product Inc. ("Party A" or "we") and Maguire Partners-Plaza Las Fuentes, LLC ("Party B" or "you"). This communication constitutes a "Confirmation" as referred to in the Cap Agreement specified below.

Until the Cap Agreement described below is executed, this Confirmation is subject to and incorporates the terms of the 1992 version of the preprinted multicurrency cross-border form of Master Agreement published by the International Swaps and Derivatives Association, Inc. ("ISDA") (the "Master Agreement"), but without regard to any modifications or elections that the parties may be entitled to make pursuant to a Schedule attached thereto except that Market Quotation and Second Method are selected as the means for calculating Payments on Early Termination as defined in Section 6(e) of the 1992 ISDA Master Agreement. Upon execution by the parties of the Master Agreement, which the parties hereby agree to enter into as soon as practicably possible (such Master Agreement, as executed by the parties hereto, including the Schedule thereto with any related exhibits, being herein referred to as the "Cap Agreement"), this Confirmation will supplement, form a part of, and be subject to such Cap Agreement. All provisions contained in, or incorporated by reference to, the Cap Agreement shall govern this Confirmation except as expressly modified below. In the event of any inconsistency between the provisions of that Cap Agreement and this Confirmation, this Confirmation shall prevail for the purpose of this Cap Transaction. In addition, this Confirmation shall itself evidence a complete and binding agreement between you and us as to the terms and conditions of the Cap Transaction to which this Confirmation relates.



                          [LEHMAN BROTHERS LETTERHEAD]
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Party A and Party B each represents that (i) entering into the Cap Transaction is authorized and does not violate any laws of its jurisdiction of organization or residence or the terms of any agreement to which it is a party; (ii) it is not relying on the other party in connection with its decision to enter into this Cap Transaction, and neither party is acting as an advisor or fiduciary of the other party in connection with this Cap Transaction regardless of whether the other party provides it with market information or its views; (iii) it understands the risks of the Cap Transaction and any legal, regulatory, tax, accounting and economic consequences resulting therefrom; and (iv) it has determined based upon its own judgement and economic consequences resulting therefrom; and (iv) it has determined based upon its own judgement and upon any advice received from its own professional advisors as it has deemed necessary to consult that entering into the Cap Transaction is appropriate for such party in light of its financial capabilities and objectives.

This Confirmation incorporates the definitions and provisions contained in the 2000 ISDA Definitions as published by the International Swaps and Derivatives Association, Inc. (the "Definitions"). In the event of any inconsistency between the Definitions and this Confirmation, this Confirmation will govern.

The terms of the particular Cap Transaction to which this communication relates are as follows:

Notional Amount:              USD73,000,000

Trade Date:                   March 14, 2001

Effective Date:               March 16, 2001

Termination Date:             May 15, 2004

Cap Rate:                     7.00%

FIXED AMOUNTS

Cap Fixed Rate Payer
(Cap Buyer):                  Party B

Cap Fixed Amount
(Premium):                    USD292,600

Premium Payment Date:         March 16, 2001

FLOATING AMOUNTS

Cap Floating Rate Payer:      Party A

Floating Rate Payer
Calculation Period:           From and including the fifteenth (15th) day of
                              each month to but excluding the fifteenth (15th) day of the following month, beginning with the Effective Date continuing until the Termination
                              Date, with no adjustment for weekends and holidays. The first period is from the Effective
                              Date to May 15, 2001.



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Floating Rate Payer
Payment Dates:                              The ninth (9th) of each month,
                                            beginning with May 9, 2001
                                            continuing until the Termination
                                            Date, subject to adjustment in
                                            accordance with the Preceding
                                            Business Day Convention.

Floating Rate Option:                       USD-LIBOR-BBA

Designated Maturity:                        1 Month (including any stub periods)

Spread:                                     Inapplicable

Floating Rate Day Count Fraction:           Actual/360

Reset Dates:                                First day of each Calculation
                                            Period. The Floating Rate for each
                                            Calculation Period will be the rate
                                            on the day which is two London
                                            Banking Days prior to the
                                            commencement of such Calculation
                                            Period.

Compounding:                                Inapplicable

Business Days For Floating
Rate Determination Date:                    London

Business Days For Payments:                 New York

Calculation Agent:                          Party A

Collateral Assignment:                      Party A consents to a collateral
                                            assignment of this Confirmation and
                                            the Agreement (as attached) and
                                            agrees to execute separate consents
                                            as may be reasonably requested by
                                            the parties to such agreements.

Assignment:                                 Party A will not unreasonably
                                            withhold or delay an assignment of
                                            this agreement to any other third
                                            party.

Governing Law:                              New York, without reference to
                                            choice of law doctrine.

Payment Instructions to Party A:            CHASE MANHATTAN BANK, N.A. NEW YORK
                                            BIC # CHASUS33
                                            A/C OF Lehman Brothers Derivative
                                            Products Inc.
                                            A/C # 066-902-622

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Payment Instructions to Party B:        Please provide

Please confirm that the foregoing correctly sets forth the terms of our agreement with respect to the Cap Transaction by signing in the space provided below and sending a copy of the executed Confirmation by telecopier (646-836-0602) to Lehman Brothers Derivative Products Inc., Attention:
Confirmation Group.

Lehman Brothers Derivative Products Inc.




By:  /s/ [copy not legible]
    ---------------------------------------
Name:
Title: Vice President
       Lehman Brothers Derivative Products


Confirmed as of the
date first above written:

MAGUIRE PARTNERS--PLAZA LAS FUENTES, LLC a Delaware limited liability company

By:  Maguire Partners/Pasadena Center, Ltd.,
     a California limited partnership, its Managing Member

By:  Maguire Partners Pasadena Gen-Par., Inc.,
     a Delaware corporation, its General Partner

By:  /s/ [copy not legible]
    ---------------------------------------
Name:  [copy not legible]
Title: Treasurer




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